Exhibit 10.5

ANNALY CAPITAL MANAGEMENT, INC.
DEFERRED COMPENSATION PLAN FOR DIRECTORS

1. PURPOSE.   The Annaly Capital Management, Inc. Deferred Compensation Plan for Directors (the “Plan”) is designed to provide a method of deferring payment to non-employee directors of Annaly Capital Management, Inc., a Maryland corporation (the “Corporation”), of their annual equity grant of deferred stock units (each deferred stock unit, a “DSU”) covering shares of the Corporation’s common stock (“Shares”), as fixed from time to time by the Board of Directors (the “Board”), including any portion thereof otherwise payable in accordance with the 2010 Equity Incentive Plan of Annaly Capital Management, Inc. or any successor plan thereto and the terms and conditions of the Board’s program under which Directors are eligible to receive DSUs (the “Directors Stock Plan”), until termination of their services on the Board.  It is the intent of the Corporation that amounts deferred under the Plan by a Director (as defined below) shall not be taxable to the Director for income tax purposes until the time they are actually received by the Director and that the Plan shall comply with the requirements of Section 409A of the Internal Revenue Code (the “Code”).  The provisions of the Plan shall be construed and interpreted to effectuate such intent.

2. PLAN PERIOD.   Each Plan Period shall commence upon the election of Directors at an Annual Meeting of Stockholders and terminate upon the election of Directors at the next occurring Annual Meeting of Stockholders.

3. ADMINISTRATION.   The Plan shall be administered by the Chief Legal Officer of the Corporation or his designee (the “Plan Administrator”).  The Plan Administrator shall have the power to interpret the Plan and, subject to its provisions, to make all determinations necessary or desirable for the Plan’s administration.

4. PARTICIPATION.

(a) Eligibility.  Each non-employee director serving on the Board (“Director”) that is eligible to receive DSUs under the Directors Stock Plan shall be eligible to make a deferral election under the Plan.

(b) Elections to Defer.  A Director may become a participant in the Plan (“Participant”) by irrevocably electing to defer all or a portion of the DSUs issued to the Director for the Plan Period commencing during the calendar year.  A Director may (i) receive any dividends equivalents payable in respect of DSUs (“Dividend Equivalents”) in cash, payable at the same time cash dividends are otherwise payable to stockholders, or (ii) elect to defer such Dividend Equivalents, as additional DSUs, for the same period that the Director deferred the underlying DSUs.  In order to be effective, a Director’s election to defer must be in writing on the form attached hereto as Exhibit A (the “Election Form”), and such form must be executed and returned to the Plan Administrator on or before the date specified by the Plan Administrator for such purpose.  Such election must be made prior to the beginning of the calendar year in which the Plan Period to which the election relates commences, provided that (i) a newly elected Director who first becomes eligible to participate in the Plan after the start of the calendar year in which the Plan Period commences may make a deferral election within thirty (30) days after first becoming eligible to participate in the Plan, and (ii) for the first Plan Period (commencing with 2013 Annual Meeting of Stockholders), each Director may make a deferral election within thirty (30) days before such meeting.  If a person ceases to be eligible to receive DSUs under the Directors Stock Plan but continues to serve as a Director, the person shall no longer be eligible to make deferral elections under the Plan but will continue to be a Participant in the Plan with respect to amounts previously deferred under the Plan while serving as a Director.

5. ESTABLISHMENT OF ACCOUNTS.

(a) Accounts.  The Corporation shall establish and maintain on its books for each Participant a stock account (the “Stock Account”).  For a Director who becomes a Participant by electing to defer the portion of his or her annual DSU grant, a number of units equal to the number of Shares (“Stock Units”) that would have otherwise been paid to the Participant under the Directors Stock Plan shall be credited to his or her Stock Account on or about the date on which the Participant would have become entitled to receive such DSUs if payment had not been deferred.  Such deferral shall be subject to any applicable terms and conditions of the Directors Stock Plan.

(b) Account Adjustments Related to Stock Account.  If a Director elects to defer any Dividend Equivalents, such Director’s Stock Account shall be credited additional full or fractional Stock Units for cash dividends paid on Shares based on the number of Stock Units in the Stock Account on the applicable dividend record date and calculated based on the “Fair Market Value” of a Share on the applicable dividend payment date (as such term is defined in the Directors Stock Plan).   In addition, each Stock Account shall be appropriately adjusted in the event of a stock dividend, split-up, combination of shares, reclassification, recapitalization, merger, consolidation, reorganization or liquidation to the same extent such adjustment is made under the Directors Stock Plan.

6. PAYMENT.

(a) Payment Options.  Upon a Participant’s termination from service as a member of the Board for any reason that constitutes a “separation from service” (as set forth in Treasury Regulation Section 1.409A-1(h)) (“Separation from Service”), the Participant shall be paid pursuant to this Section 6 in accordance with payment option elected by the Participant.  At the time a Participant first makes an election to defer a grant of DSUs under the Plan, the Participant shall be given the opportunity to elect one of the following payment options: (i) a single payment or (ii) five annual installments.  The election shall be made on the Election Form.  If a Participant fails to duly elect a payment option, the method of payment shall be a single payment.  After the initial deferral election with respect to a grant of DSUs, a Participant may not elect a new payment option.

(b) Single Payment.  If a Participant to whom the single payment method applies incurs a Separation from Service, such Stock Account shall continue to be credited with adjustments under Section 5(b), if applicable, through December 31 of the calendar year in which such Separation from Service occurs.  The number of Shares equal to the number of Stock Units in the Stock Account as of such December 31 shall be issued to the Participant (or to the Participant’s designated beneficiary, if appropriate) between January 1 and January 31 of the following year.

(c) Annual Installments.  If a Participant to whom the annual installments method applies incurs a Separation from Service, the amount of such annual installments shall be calculated and paid as provided in this Section 6(c).  The Stock Account shall continue to be credited with adjustments under Section 5(b), if applicable, until the Stock Account is fully paid out.  The first installment shall be paid between January 1 and January 31 of the calendar year immediately following the calendar year in which such Separation from Service occurred, and each subsequent installment shall be paid between January 1 and January 31 of each subsequent calendar year.  The payment from each Stock Account shall be equal to (i) the balance in the Stock Account as of December 31 of the calendar year immediately preceding the calendar year of payment, multiplied by (ii) a fraction, the numerator of which is one and denominator is the number of installments remaining, including the current year’s payment.  In the event of the Participant’s death before all installments have been paid, any remaining annual installments shall be paid to the Participant’s designated beneficiary.

(d) No Fractional Shares.  No fractional Shares shall be issued, but instead the number of Shares to be issued as part of each payment shall be rounded to the nearest whole number of Shares.  Any Shares issued to a Participant shall be issued in book-entry form, registered in Participant’s name (or in the name of Participant’s legal representatives, beneficiaries or heirs, as the case may be).

(e) Payments from Stock Accounts.  Shares to be delivered in payment of all or part of a Stock Account shall come from the Directors Stock Plan.  Notwithstanding any other provisions of this Plan, the issuance by the Corporation of any Shares in payment of all or part of a Stock Account shall be subject to all applicable laws, rules and regulations and to such approvals by governmental agencies as may be required.  Shares so issued may not be sold, transferred or otherwise disposed of except in compliance with such rules, and the Corporation may require that any certificate evidencing Shares so issued bear a restrictive legend and be subject to stop-transfer orders or other actions intended to effect compliance with the Securities Act of 1933, as amended, or any other applicable regulatory measures.  If, in the Plan Administrator’s sole and exclusive discretion, issuance of Shares in payment of all or part of a Stock Account is not practicable, whether due to compliance with such laws, rules or regulations or otherwise, then the Plan Administrator (subject to any required Board or other approval for purposes of Section 16 under the Securities Exchange Act of 1934, as amended) can cause the Corporation to pay cash to the Participant or beneficiary to whom the Shares would otherwise be issued in an amount equal to the number of Stock Units to be distributed times the price per Stock Unit equal to the closing price of a Share on December 31 of the calendar year immediately preceding the calendar year of payment as reported on the consolidated transaction reporting system for New York Stock Exchange listed issues on that date or, if no sales occurred on that date, on the most recent prior day on which a sale occurred.

(f) Other Payment Provisions.  Any payment hereunder shall be subject to applicable withholding taxes.  If any amount becomes payable under the provisions of the Plan to a Participant, beneficiary or other person who is a minor or an incompetent, whether or not declared incompetent by a court, such amount may be paid directly to the minor or incompetent person or to such person’s legal representative (or attorney-in-fact in the case of an incompetent) as the Plan Administrator, in its sole discretion, may decide, and the Plan Administrator shall not be liable to any person for any such decision or any payment pursuant thereto.  Participants shall designate a beneficiary under the Plan on the Election Form, and if a Participant does not have a beneficiary designation in effect, the designated beneficiary shall be the Participant’s estate.

(g) Withdrawals on Stock Account of Unforeseeable Emergency.  Notwithstanding any other provision of the Plan, if the Plan Administrator shall determine in its sole discretion that the time of payment of a Stock Account should be advanced because of “unforeseeable emergency,” then the Plan Administrator may advance the time or times of payment (whether before or after the Participant’s Separation from Service).  A Participant requesting a payment under this Section 6(g) shall have the burden of proof of establishing, to the Plan Administrator’s satisfaction, the existence of such “unforeseeable emergency,” and the amount of the payment needed to satisfy the same.  In that regard, the Participant shall provide the Plan Administrator with such financial data and information as the Plan Administrator may request.  If the Plan Administrator determines that a payment shall be made to a Participant under this Section 6(g), such payment shall be made within a reasonable time after the Plan Administrator’s determination of the existence of such “unforeseeable emergency” and the amount of payment so needed.  Withdrawals of amounts because of an “unforeseeable emergency” shall not exceed an amount reasonably needed to satisfy the emergency need.  As used herein, the term “unforeseeable emergency” means a severe financial hardship to a Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant (as defined in Code Section 152), loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.  The circumstances that shall constitute an “unforeseeable emergency” shall depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, or (ii) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.  Examples that are not considered to be “unforeseeable emergencies” include the need to send a Participant’s child to college or the desire to purchase a home.  Amounts to be withdrawn from the Stock Account under this Section 6(g) shall be payable in cash (subject to any required Board or other approval for purposes of Section 16 under the Securities Exchange Act of 1934, as amended) based on the closing price of a Share as of the determination date for the withdrawal.

(h) Statements of Stock Account.  Each Participant shall receive an annual statement of the balance in the Stock Account.

7. TERMINATION AND AMENDMENT.  The Board may terminate the Plan at any time so that no further amounts shall be credited to the Stock Account or may, from time to time, amend the Plan, without the consent of Participants or beneficiaries; provided, however, that no such amendment or termination shall reduce the amount actually credited to a Stock Account under the Plan on the date of such amendment or termination or further defer the due dates for the payment of such amounts without the consent of the affected Participant or beneficiary.  To the extent permitted by Code Section 409A, in connection with any termination of the Plan the Board shall have the authority to cause the Stock Accounts of all Participants (and beneficiary of any deceased Participants) to be paid in a single sum payment in Shares as of a date determined by the Board or to otherwise accelerate the payment of all Stock Accounts in such manner as the Board shall determine in its discretion.

8. APPLICABLE LAW.  The Plan shall be construed, administered, regulated and governed in all respects under and by the laws of the United States to the extent applicable, and to the extent such laws are not applicable, by the laws of the state of Delaware.

9. COMPLIANCE WITH CODE SECTION 409A.  The Plan is intended to comply with Code Section 409A.  Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with this intent.  If any Participant is a “specified employee” within the meaning of Code Section 409A then, notwithstanding anything to the contrary herein, any amount that would otherwise be payable to the Participant under the Plan during the first six months following the Participant’s “separation from service” (within the meaning of Code Section 409A) shall instead be paid to the Participant on the earlier of (i) the Participant’s death or (ii) the first day following the end of such six-month period.

10. MISCELLANEOUS.  A Participant’s rights and interests under the Plan may not be assigned or transferred by the Participant.  The Plan shall be an unsecured, unfunded arrangement.  To the extent the Participant acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Corporation.  The Corporation shall not be required to segregate any amounts credited to any Stock Account, which shall be established merely as an accounting convenience.  No Shares will be issued in respect of any Stock Account until distribution of such account and no Participant shall have any rights as a stockholder of the Corporation with respect to any Stock Units credited to the Participant’s Stock Account unless and until those Stock Units are paid to the Participant by the issuance of Shares as provided herein.  Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship between the Corporation and any Participant. The Plan shall be binding on the Corporation and any successor in interest of the Corporation.
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